Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

CHARAH SOLUTIONS, INC.

ARTICLE ONE

The name of the corporation is Charah Solutions, Inc. (hereinafter called the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, New Castle County, Wilmington Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock, with a par value of one cent ($0.01) per share.

ARTICLE FIVE

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS
Charlotte M. Willingham	Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002

ARTICLE SIX

The Corporation is to have perpetual existence.

ARTICLE SEVEN

In furtherance of, and not in limitation of, the powers conferred by the DGCL, the board of directors of the Corporation (the “Board”) is expressly authorized and empowered to adopt, amend or repeal the bylaws of the Corporation.

ARTICLE EIGHT

The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot.

ARTICLE NINE

The business and affairs of the Corporation shall be managed by or under the direction of the Board.

ARTICLE TEN

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this ARTICLE TEN shall be prospective only and shall not adversely affect any right or protection of, or limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

ARTICLE ELEVEN

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE TWELVE

To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TWELVE shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities of which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE THIRTEEN

The Corporation reserves the right at any time, and from time to time, to amend, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to such reservation.

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I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 30th day of January, 2018.

/s/ Charlotte M. Willingham
Charlotte M. Willingham, Sole Incorporator

Signature Page to Certificate of Incorporation of Charah Solutions, Inc.